Exhibit 99.6

PERSONAL AND CONFIDENTIAL

STOCK OPTION AGREEMENT

UNDER THE

AMSOUTH BANCORPORATION 2006 LONG TERM INCENTIVE

COMPENSATION PLAN

You are hereby informed that Regions Financial Corporation, on April 24, 2007, granted you options to purchase shares of its common stock as specifically detailed in the enclosed Notice of Grant of Stock Options. The option price is $35.07 per share, which was the Fair Market Value of each share of common stock on the date of grant. The value of these options will be determined by the amount of any appreciation in the price of Regions common stock in the future, which in turn is dependent upon our ability to continue performing well as a company.

Your option was granted to you under the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (the Plan), the terms and conditions of which are incorporated in this document by reference as if fully set forth herein. The Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors. This document sets out some of the specific terms of your award and constitutes the Award Agreement required by the Plan. You should retain it for future reference. References to defined terms in the Plan are capitalized in this Award Agreement. You should also pay particular attention to the Plan and its prospectus since they set forth other provisions applicable to this grant of Stock Options. The prospectus for the Plan, the Plan document itself, and a Reference Outline provide you helpful information and explanations related to your grant. These documents are obtainable by logging on to the Executive Web Site via your office personal computer at http://hrweb1/executive/. If you do not have access to the Executive Web Site or to a personal computer and you would like copies of the documents, please contact Executive Compensation at (205) 801-0400. You should note that in the event of any conflict or inconsistency between the provisions of this Award Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan will control.

Your options may consist of both “incentive stock options” which qualify for certain favorable tax consequences for you, as well as “nonqualified stock options” which do not qualify for those tax consequences. For a description of the tax consequences to you, please refer to the Plan prospectus. One important difference between incentive stock options and nonqualified stock options is that upon the exercise of a nonqualified option you are automatically deemed to incur taxable income at ordinary income tax rates. Please consult your tax advisor to determine how these differences affect you.

The type of options that have been granted to you, and the dates on which they become exercisable (i.e., “vest”), are set forth in the enclosed Notice of Grant of Stock Options.

The last day on which any of these options can be exercised (assuming they are exercisable at the time in accordance with the other terms and conditions of this Award Agreement and the Plan) is April 23, 2017. The period of time from April 24, 2007 to April 23, 2017 is known as the “option period”. Your options will become immediately exercisable in full if your employment ceases by reason of death or Disability or if a Change in Control occurs while you are employed by Regions. In the event of termination of your employment by retirement at or after age 55 prior to November 30, 2007, your options will be forfeited. In the event of termination of your employment by retirement at or after age 55 on or after November 30, 2007, unvested options will become immediately exercisable. The amount of time you have to exercise your exercisable options after these and certain other events is set forth in the following table.

EVENT
	Employment ceases by reason of…					Change in Control occurs during Employment
	Death	Disability	Retirement (after November 30, 2007)	Other Cessation of Employment	Cause
LENGTH OF TIME TO EXERCISE FROM DATE OF EVENT	1 year	1 year	By close of stock market on 4/23/2017 (ISO’s convert to NQO’s if not exercised within 3 months of date of retirement)	3 months	0 days	By close of stock market on 4/23/2017

If you die during the one year period applicable to Disability or the 3 month period applicable to other cessation of employment, then the options will be exercisable for one year following the date of your death. In this case, the options may be exercised by your representative or beneficiary.

If you cease to be employed by Regions for Cause or for any other reason except retirement at or after age 55 on or after November 30, 2007, death, or Disability, any unvested options will be forfeited as of the date your employment terminates, notwithstanding that under the terms of the Plan as noted above, you may have additional time after ceasing employment in which to exercise any options that have previously vested.

You may exercise the exercisable portion of your option in whole or part by initiating an exercise by calling the Regions Stock team at 1-800-287-6158, or by such other method as may be implemented by the Plan and communicated to option holders from time to time. If the option is exercised by a person other than you, such person may also be required to provide appropriate proof of his or her right to exercise the option. You may pay the option price due at exercise (i) in cash or by check, (ii) by tendering previously owned unrestricted shares of Regions common stock having an aggregate fair market value at the time of exercise equal to the total option price if you have held such shares for at least six months, or (iii) by a combination of (i) and (ii). You may also make cashless exercises (a simultaneous exercise and sale). However, your ability to make cashless exercises may be affected by the federal securities laws. For example, because a cashless exercise involves a sale of Regions securities on your behalf, such a transaction would not be permissible if at the time of the transaction you were in possession of undisclosed, material information concerning Regions. Please consult with the Law Department if you have any questions concerning your ability under the securities laws to make a cashless exercise at any time. Upon exercise of the option, you may elect to satisfy any federal tax withholding requirements in whole or in part by having shares withheld that you would otherwise receive, to the extent and in the manner allowed by the Plan.

If at any time the Committee shall determine in its discretion, that listing, registration or qualification of the shares of stock covered by the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the option, the option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

By signing the enclosed notice of grant, you accept the options on the terms and subject to the conditions set forth in this Award Agreement and you further acknowledge and agree that, subject to the terms of the Plan, (1) this Award Agreement contains the entire agreement of Regions and you relating to the subject matter of this Award Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter; (2) that Regions and you have made no agreements, representations or warranties relating to the subject matter of this Award Agreement which are not set forth in this Award Agreement; (3) that no provision of this Award Agreement may be amended, modified or waived unless such amendment, modification or waiver is authorized by the Compensation Committee of the Board of Directors and is agreed to in writing and is signed by an officer of the corporation actually authorized to do so, and (4) that this Agreement is binding on the Company’s and your successors and assigns.

I congratulate you on your award. Thank you for your service to Regions!

REGIONS FINANCIAL CORPORATION

By:
Name:
Title:

Regions Financial Corporation ID: 63-0569368 Regions Center 1900 Fifth Avenue North Birmingham, AL 35203
Notice of Grant of Non-Qualified Stock Options

Yother, Alton E.

Option Number:

Plan:

ID:

Effective April 24, 2007, you have been granted a Non-Qualified Stock Option to buy 54,292 shares on Regions Financial Corporation stock at $35.07 per share. Shares will become fully vested on the date shown.

The total option price of the shares granted is $1,904,020.44

Shares	Vest Type	Full Vest	Expiration
18,097	On Vest Date	4/24/2008	4/23/2017
18,097	On Vest Date	4/24/2009	4/23/2017
18,098	On Vest Date	4/24/2010	4/23/2017

By your signature below and the enclosed grant agreement, you and Regions agree that these options are granted under and governed by the terms and conditions of the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (available on the executive compensation web site at http://hrweb1 /Webs/Executive) and the Option Agreement, which is enclosed and made a part of this document.

Date

Please sign one copy of this document and return to Executive Compensation, BAC-16 in the enclosed pre addressed interoffice envelope.

Regions Financial Corporation ID: 63-0569368 Regions Center 1900 Fifth Avenue North Birmingham, AL 35203
Notice of Grant of Incentive Stock Options

Yother, Alton E.

Option Number:

Plan:

ID:

Effective April 24, 2007, you have been granted an Incentive Stock Option to buy 2,851 shares on Regions Financial Corporation stock at $35.07 per share. Shares will become fully vested on the date shown.

The total option price of the shares granted is $99,984.57

Shares	Vest Type	Full Vest	Expiration
950	On Vest Date	4/24/2008	4/23/2017
950	On Vest Date	4/24/2009	4/23/2017
951	On Vest Date	4/24/2010	4/23/2017

By your signature below and the enclosed grant agreement, you and Regions agree that these options are granted under and governed by the terms and conditions of the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (available on the executive compensation web site at http://hrweb1 /Webs/Executive) and the Option Agreement, which is enclosed and made a part of this document.

Date

Please sign one copy of this document and return to Executive Compensation, BAC-16 in the enclosed pre addressed interoffice envelope.